As filed with the Securities and Exchange Commission on March 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYT NETHERLANDS PARENT B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Einsteinring 9
85609 Aschheim/Munich
Germany
+49 89 127695-614

(Address of principal executive offices)

Second Amended and Restated MYT Netherlands Parent B.V.
2023 Omnibus Incentive Compensation Plan

(Full title of the plans)

Mytheresa US Services Inc.
44 West 37th Street, 4th Floor
New York, NY 10018
+49 (89) 127695-148
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roger W. Bivans
Baker & McKenzie LLP
1900 North Pearl Street, Suite 1500
Dallas, Texas 75201
(214) 978-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by MYT Netherlands Parent B.V. (the “Company”) relating to ordinary shares, nominal value €0.000015 per share (“Ordinary Shares”), of which (i) 10,867,773 Ordinary Shares are issuable under the Second Amended and Restated MYT Netherlands Parent B.V. 2023 Omnibus Incentive Compensation Plan (the “Plan”), and (ii) 2,615,570 Ordinary Shares, which have been previously issued and are “restricted securities,” and 10,475,800 Ordinary Shares, which are previously registered and “control securities,” in each case issued or issuable under the Plan, are being offered by the selling shareholders pursuant to the Reoffer Prospectus described below. The Ordinary Shares offered hereby may be represented by the Company’s American Depositary Shares (“ADSs”), each of which currently represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares offered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-252029)

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for the reoffer and resale of Reoffer Shares (as defined below), which may or may not be represented by ADSs, on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our managing directors identified in the Reoffer Prospectus. The number of Reoffer Shares included in the Reoffer Prospectus represents Reoffer Shares issued or issuable to the selling shareholders pursuant to the Plan granted to the selling shareholders and does not necessarily represent a present intention to sell any or all such Reoffer Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

MYT Netherlands Parent B.V.

13,091,370 Reoffer Shares Offered by Selling Shareholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “Selling Shareholders”), or their permitted transferees, of up to 13,091,370 ordinary shares (“Reoffer Shares”) issued or issuable by MYT Netherlands Parent B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (the “Company”). The Reoffer Shares offered hereby may or may not be represented by the Company’s American Depositary Shares (“ADSs”), each of which currently represents one Reoffer Share. ADSs issuable upon deposit of the Reoffer Shares offered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-252029). If, subsequent to the date of this Reoffer Prospectus, we grant or deliver additional Reoffer Shares to the Selling Shareholders or to other participants under the Second Amended and Restated MYT Netherlands Parent B.V. 2023 Omnibus Incentive Compensation Plan (the “Plan”), we may supplement this Reoffer Prospectus to reflect such additional Reoffer Shares to the Selling Shareholders and/or the names of such Plan participants and the number of shares to be reoffered by them under the Plan. We are not offering any Reoffer Shares and will not receive any proceeds from the sale of Reoffer Shares by the Selling Shareholders pursuant to this Reoffer Prospectus. The Selling Shareholders are certain of our managing directors, each of whom may be considered an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the Reoffer Shares offered hereby pursuant to the terms of the relevant award agreement, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Reoffer Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Reoffer Shares, we will name them and describe their compensation in a prospectus supplement. The Reoffer Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Shareholders may offer Reoffer Shares for sale. The Selling Shareholders may sell any, all or none of the Reoffer Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 4 for more information about how the Selling Shareholders may sell or dispose of the Reoffer Shares covered by this Reoffer Prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

Reoffer Shares that will be issued pursuant to restricted share units granted to Selling Shareholders will be “restricted securities” and/or “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Reoffer Shares under the Securities Act to allow for future sales by Selling Shareholders on a continuous or delayed basis to the public without restriction.

The Reoffer Shares are currently listed on the New York Stock Exchange (the “NYSE”) and traded under the symbol “MYTE.” On March 4, 2025, the last reported sales price of the Reoffer Shares on the NYSE was $10.62 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and for future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE IV OF THIS REOFFER PROSPECTUS SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is March 10, 2025

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC”). This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (the “Registration Statement”), including exhibits, under the Securities Act, with respect to the Ordinary Shares offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and its exhibits.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and Selling Shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://investors.mytheresa.com. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

II

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, previously filed by the Company with the SEC, are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

(a) The Company’s Annual Report on Form 20-F (File No. 001-39880) for the year ended June 30, 2024, filed with SEC on September 12, 2024, and amended on October 7, 2024;

(b) The Company’s Current Reports on Form 6-K filed on November 19, 2024 (Exhibit 99.1 only) and February 11, 2025 (Exhibit 99.1 only); and

(c) The description of the Ordinary Shares contained in the Company’s registration statement on Form 8-A (File No. 001-39880) filed with the SEC on January 12, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Ordinary shares included under the heading “Description of Share Capital and Articles of Association” in the Company’s Registration Statement on Form F-1 (333-251765), as originally filed with the Securities and Exchange Commission on December 28, 2020, as amended from time to time.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of the Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment to this Registration Statement of which this Reoffer Prospectus forms a part that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus includes forward-looking statements. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to financing activities; future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; and projected capital spending. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

III

We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Further information on these and other factors that could affect our financial results is included in filings we make with the U.S. Securities and Exchange Commission (“SEC”) from time to time, including the section titled “Risk Factors” included in the Form 20-F filed on September 12, 2024.  These documents are available on the SEC’s website at www.sec.gov and on the SEC Filings section of the Investor Relations section of our website at: https://investors.mytheresa.com.

IV

SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Shareholders and the distribution of the Reoffer Shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to MYT Netherlands Parent B.V. and its consolidated subsidiaries.

Company Overview

Mytheresa is a leading luxury multi-brand digital platform for the global luxury consumer shipping to over 130 countries. We offer one of the finest edits in luxury, curated from more than 200 of the world’s most coveted brands of womenswear, menswear, kidswear and lifestyle products. Our story began over three decades ago with the opening of Theresa, in Munich, one of the first multi-brand luxury boutiques in Germany, followed by the launch of the digital platform Mytheresa in 2006. Today, we provide a unique digital experience that combines exclusive product and content offerings with a differentiated global customer service, leading technology and analytical platforms, as well as high quality service operations. We are more than just a luxury e-commerce platform. We build a community for luxury enthusiasts and create desirability with digital and physical experiences. Our more than 30 years of market insights and long-standing relationships with the world’s leading luxury brands, such as Bottega Veneta, Brunello Cucinelli, Dolce&Gabbana, Gucci, Loewe, Loro Piana, Moncler, Prada, Saint Laurent, Valentino, and many more, have established Mytheresa as a global leader in the luxury multi-brand digital sector.

We acquire and retain customers who are predominantly working professionals with significant spending power and limited time, shop frequently, seek luxury products that are not easily found elsewhere and demand superior customer service. These customers are high net worth individuals that value quality over price and curation over assortment breadth. To reward and engage our most valued customers, we offer a tiered Top Customer program: Inner Circle and Front Row. In fiscal 2024, we generated approximately 39.2% of our GMV from approximately 3.7% of our customers who were part of the Top Customer program. This program offers a range of benefits, such as first access to runway and exclusive pieces, previews of new season styles, dedicated personal shopping services and invitations to exclusive events and fashion shows as well as other money can’t buy experiences. The exclusive events, collections and campaigns that we create with our luxury brand partners highlight the innovation and creativity we bring to the luxury fashion world, underpin the strong relationships we have with these brands, and enable us to deepen connections with our most valued customers.

We have longstanding relationships with the world’s most iconic luxury brands, including Alexander McQueen, Balenciaga, Balmain, Bottega Veneta, Brunello Cucinelli, Dolce & Gabbana, Gucci, Loewe, Loro Piana, Moncler, Prada, Saint Laurent, Stella McCartney and Valentino. In fiscal 2024, our average order value was €703(fiscal 2023: €641), one of the highest in the industry, reflecting our commitment to true luxury. We curate the most coveted luxury brands, and within those brands, the most on-trend and luxurious pieces. We use a combination of luxury fashion expertise and data insights to optimize our product assortment architecture. Since our inception, we have retained 100% of our brand partners we wanted to keep, which is a testament to our strong, trusted brand relationships.

Our business model combines technology, luxury fashion and differentiated customer service on a global scale. The simplicity of our mobile-first website and app (“sites”) creates an efficient and user-friendly shopping experience for our time-constrained, global customers. Our sites offer advanced features, including the ability to personalize the customer experience, express checkout processes, and real-time push notification order tracking. We have an efficient, repeatable playbook for localizing the customer experience through local language, currencies, payment methods, shipping services and marketing. In fiscal 2024, we generated approximately net sales of 15.2% from Germany, 39.6% from Europe (excluding Germany), 20.4% from United States and 24.8% from the rest of world.

On October 7, 2024, the Company (Mytheresa) and Richemont Italia Holding S.P.A signed an agreement for Mytheresa to acquire 100% of YOOX Net-a-Porter Group S.p.A (“YNAP”). Under the terms of the agreement:

•	Richemont Italia Holding S.P.A will sell YNAP to Mytheresa with a cash position of €555 million and no financial debt, subject to customary closing adjustments.

•	Mytheresa will issue shares to Richemont Italia Holding S.P.A representing 33% of Mytheresa’s fully diluted share capital as consideration for the transaction.

•	Richemont International Holding S.A. will provide YNAP with a 6-year €100 million revolving credit facility (RCF) to support its operations.

•	The transaction remains subject to regulatory approvals and other customary closing conditions, and the parties expect to complete the acquisition in the 1st half of calendar year 2025.

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Shareholders, or their permitted transferees, of up to 13,091,370 Reoffer Shares, which may or may not be represented by ADSs. If, subsequent to the date of this Reoffer Prospectus, we grant additional Reoffer Shares to the Selling Shareholders or to other Plan participants, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Shareholders and/or the names of such other Plan participants and the number of shares to be reoffered by them under the Plan. Subject to the satisfaction of any conditions to vesting of the Reoffer Shares offered hereby pursuant to the terms of the relevant award agreements, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Reoffer Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Reoffer Shares by the Selling Shareholders. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

1

RISK FACTORS

Investing in shares of the Reoffer Shares involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2024, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in the Reoffer Shares. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of the Reoffer Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Shareholders will determine at what price they may sell the offered Reoffer Shares, which may or may not be represented by ADSs, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Reoffer Shares by the Selling Shareholders.

DESCRIPTION OF SECURITIES

Not applicable.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the Reoffer Shares by the Selling Shareholders. We will not receive any proceeds from the resale of the Reoffer Shares by the Selling Shareholders.

The table below sets forth, as of March 4, 2025 (the “Determination Date”): (i) the name of each person who is offering the resale of Reoffer Shares by this Reoffer Prospectus; (ii) the number of Reoffer Shares that each Selling Shareholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Shareholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Reoffer Shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Shareholder listed in the table below is c/o Mytheresa, Einsteinring 9, 85609 Aschheim/Munich, Germany.

The Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Reoffer Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of Reoffer Shares that will actually be held by the Selling Shareholders upon termination of this offering because the Selling Shareholders may offer some or all of their Reoffer Shares under the offering contemplated by this Reoffer Prospectus or acquire additional Reoffer Shares. The total number of Reoffer Shares that may be sold hereunder will not exceed the number of Reoffer Shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

2

Selling Shareholder	Position with Company	Reoffer Shares Beneficially Owned Prior to this Offering (1)	Reoffer Shares Offered for Resale in this Offering		Reoffer Shares Beneficially Owned After this Offering(2)	Percentage of Reoffer Shares Beneficially Owned After this Offering (1)(2)
Michael Kliger	Chief Executive Officer	3,988,584	7,747,077	(3)	—	*
Martin Beer	Chief Financial Officer	1,335,009	2,565,783	(4)	—	*
Sebastian Dietzmann	Chief Operating Officer	747,686	1,701,877	(5)	—	*
Gareth Locke	Chief Growth Officer	424,680	973,893	(6)	—	*
Amber Pepper	Chief Customer Experience Officer	—	102,740	(7)	—	*

*     Less than 1%

(1)	Beneficial ownership and the percentage of Reoffer Shares beneficially owned is computed on the basis of 85,265,962 shares outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.
(2)	Assumes that all of the Reoffer Shares held by each Selling Shareholder and being offered under this Reoffer Prospectus are sold, and that no Selling Shareholder will acquire additional Reoffer Shares before the completion of this offering.
(3)	Represents 7,747,077 shares issued or issuable, including restricted share units, phantom shares, and shares issuable underlying vested and unvested options.
(4)	Represents 2,565,783 shares issued or issuable, including restricted share units, phantom shares, and shares issuable underlying vested and unvested options.
(5)	Represents 1,701,877 shares issued or issuable, including restricted share units, phantom shares, and shares issuable underlying vested and unvested options.
(6)	Represents 973,893 shares issued or issuable, including restricted share units, phantom shares, and shares issuable underlying vested and unvested options.
(7)	Consists of 102,740 restricted share units.

Other Material Relationships with the Selling Shareholders

Indemnification Agreements

Members of our management and supervisory boards have the benefit of the following indemnification provisions in our articles of association:

Current and former management and supervisory board members shall be indemnified for all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person (including for any prior acts) by reason of the fact that such person was or is made or is threatened to be made a party or is otherwise involved in a proceeding by reason of the fact that he or she (or a legal entity for whom he or she) is or was a managing director or supervisory director.

There shall be no entitlement to indemnification as referred to above if and to the extent that:

•	a Dutch court or, in the event of arbitration, an arbitrator has established in a final and conclusive decision that such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to us unless the court or, in the case of arbitration, the arbitrator shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court or arbitrator, as applicable, deem proper;

•	the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss (or indicated to do so); or

•	in relation to proceedings brought by a former management and supervisory board member against us, except for a proceeding which has been approved by the supervisory board.

Upon application of such supervisory director or managing director, we are required to pay, in advance of a final disposition of any such proceeding described above, expenses (including attorneys’ fees) incurred by a current or former supervisory director or current or former managing director in defending such proceeding, provided that we shall have received an undertaking by or on behalf of such current or former supervisory director or current or former managing director to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by us.

3

We provide directors’ and officers’ liability insurance for the members of our Management and Supervisory Boards against civil liabilities, which they may incur in connection with their activities on behalf of our company. We intend to expand our insurance coverage against such liabilities, including by providing for coverage against liabilities under the Securities Act.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of our Management Board, members of our Supervisory Board, executive officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

The Reoffer Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Shareholders. The Reoffer Shares offered, which may or may not be represented by ADSs, may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on the NYSE or any other stock exchange on which the Reoffer Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Reoffer Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Reoffer Shares. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the Reoffer Shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Shareholders may sell Reoffer Shares in compliance with Rule 144, if available. There is no assurance that the Selling Shareholders will sell all or a portion of the Reoffer Shares offered hereby. The Selling Shareholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Reoffer Shares against certain liabilities in connection with the offering of the Reoffer Shares arising under the Securities Act. We have notified the Selling Shareholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Reoffer Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Reoffer Shares and activities of the Selling Shareholders, which may limit the timing of purchases and sales of any of the Reoffer Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Reoffer Shares to engage in passive market-making activities with respect to the Reoffer Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Reoffer Shares in the secondary market. All of the foregoing may affect the marketability of the Reoffer Shares and the ability of any person or entity to engage in market-making activities with respect to the Reoffer Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Reoffer Shares will be freely tradable in the hands of persons other than our affiliates.

4

LEGAL MATTERS

The validity of the Reoffer Shares with respect to Dutch law and certain other matters of Dutch law will be passed upon for us by Baker & McKenzie Amsterdam N.V., our Dutch counsel.

5

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the SEC, are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

(a) The Company’s Annual Report on Form 20-F (File No. 001-39880) for the year ended June 30, 2024, filed with SEC on September 12, 2024, and amended on October 7, 2024;

(b) The Company’s Current Reports on Form 6-K filed on November 19, 2024 (Exhibit 99.1 only) and February 11, 2025 (Exhibit 99.1 only); and

(c) The description of the Ordinary Shares contained in the Company’s registration statement on Form 8-A (File No. 001-39880) filed with the SEC on January 12, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Ordinary shares included under the heading “Description of Share Capital and Articles of Association” in the Company’s Registration Statement on Form F-1 (333-251765), as originally filed with the Securities and Exchange Commission on December 28, 2020, as amended from time to time.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of the Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment to this Registration Statement of which this Reoffer Prospectus forms a part that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands.

Members of our management and supervisory boards have the benefit of the following indemnification provisions in our articles of association:

Current and former management and supervisory board members shall be indemnified for all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person (including for any prior acts) by reason of the fact that such person was or is made or is threatened to be made a party or is otherwise involved in a proceeding by reason of the fact that he or she (or a legal entity for whom he or she) is or was a managing director or supervisory director.

There shall be no entitlement to indemnification as referred to above if and to the extent that:

•	a Dutch court or, in the event of arbitration, an arbitrator has established in a final and conclusive decision that such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to us unless the court or, in the case of arbitration, the arbitrator shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court or arbitrator, as applicable, deem proper;

•	the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss (or indicated to do so); or

•	in relation to proceedings brought by a former management and supervisory board member against us, except for a proceeding which has been approved by the supervisory board.

Upon application of such supervisory director or managing director, we are required to pay, in advance of a final disposition of any such proceeding described above, expenses (including attorneys’ fees) incurred by a current or former supervisory director or current or former managing director in defending such proceeding, provided that we shall have received an undertaking by or on behalf of such current or former supervisory director or current or former managing director to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by us.

We provide directors’ and officers’ liability insurance for the members of our Management and Supervisory Boards against civil liabilities, which they may incur in connection with their activities on behalf of our company. We intend to expand our insurance coverage against such liabilities, including by providing for coverage against liabilities under the Securities Act.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to members of our Management Board, members of our Supervisory Board, executive officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (File No. 333-251765) filed on January 12, 2021).

4.2	Second Amended and Restated MYT Netherlands Parent B.V. 2023 Omnibus Incentive Compensation Plan

5.1*	Opinion of Baker & McKenzie Amsterdam N.V., Dutch corporate counsel of the Company, as to the validity of the ordinary shares.

23.1*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm.

23.2*	Baker & McKenzie Amsterdam N.V., Dutch corporate counsel of the Company (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

107*	Filing Fee Table

*   Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munich, Germany, on March 10, 2025.

MYT NETHERLANDS PARENT B.V.

By:	/s/ Dr. Martin Beer
Name:	Dr. Martin Beer
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Kliger and Dr. Martin Beer and each of them, individually, as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 10, 2025 in the capacities indicated:

Signature	Title

/s/ Michael Kliger	Chief Executive Officer and Management Board Member (principal executive officer)
Michael Kliger

/s/ Dr. Martin Beer	Chief Financial Officer and Management Board Member (principal financial officer and principal accounting officer)
Dr. Martin Beer

/s/ Nora Aufreiter	Chairman of the Supervisory Board
Nora Aufreiter

/s/ David Kaplan	Member of the Supervisory Board
David Kaplan

/s/ Marjorie Lao	Member of the Supervisory Board
Marjorie Lao

/s/ Cesare Ruggiero
Cesare Ruggiero	Member of the Supervisory Board

/s/ Susan Saideman	Member of the Supervisory Board
Susan Saideman

/s/ Michaela Tod	Member of the Supervisory Board
Michaela Tod

/s/ Sascha Zahnd	Member of the Supervisory Board

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MYT Netherlands Parent B.V. has signed this registration statement on March 10, 2025.

Authorized U.S. Representative

By:	/s/ Dr. Martin Beer
	Name:	Dr. Martin Beer
	Title:	Chief Financial Officer of Mytheresa US Services Inc.